To the Board of Directors
   Eventemp Corporation
   Houston, Texas

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 21, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.


Malone & Bailey, PLLC
                             www.malone-bailey.com
Houston, Texas


March 2, 2004